SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) November 5, 1998
                                (November 4, 1998)

                               ICG COMMUNICATIONS, INC.
          -----------------------------------------------------------------
                  (Exact name of registrant as specified in charter)

                Delaware              1-11965                    84-1342022
          -----------------------------------------------------------------
          (State of               (Commission          (IRS Employer
          Incorporation)          File Number)         Identification No.)

                 161 Inverness Drive West, Englewood, Colorado 80112
                 ---------------------------------------------------
                       (Address of principal executive offices)

                             ICG HOLDINGS (CANADA), INC.
           ----------------------------------------------------------------
                  (Exact name of registrant as specified in charter)

            Canada                       1-11052         Not Applicable
          ----------------------------------------------------------------
            (State of Incorporation)    Commission        (IRS Employer
                                        File Number)    Identification No.)

                     1710-1177 West Hastings Street, Vancouver,
                               British Columbia V6E 2L3
                     -------------------------------------------
                       (Address of principal executive offices)

                                  ICG HOLDINGS, INC.
           ----------------------------------------------------------------
                  (Exact name of registrant as specified in charter)

                Colorado            33-96540           84-1158866
          ----------------------------------------------------------------
          (State of Incorporation) (Commission    (IRS Employer
                                   File Number)   Identification No.)


                 161 Inverness Drive West, Englewood, Colorado 80112
                 ---------------------------------------------------
                       (Address of principal executive offices)


              Registrants' telephone numbers, including area codes
                        (888) 424-1144 or (303) 414-5000

                                          N/A
                                     -----------
            (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS.
------  ------------

     In a press release dated November 4, 1998, ICG Communications, Inc., a Delaware corporation (the "Corporation"), announced its earnings information and results of operations for the Corporation's third quarter of 1998. A copy of the press release is attached as an Exhibit hereto.


ITEM 7.   EXHIBITS.
------    --------

     (c)  Exhibits
          --------

          99.1 Press Release, dated November 4, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


          Dated: November 5, 1998        ICG COMMUNICATIONS, INC.


                                         By: /s/ H. Don Teague
                                            --------------------------
                                             H. Don Teague
                                             Executive Vice President,
                                               General Counsel and
                                               Secretary

                                             ICG HOLDINGS (CANADA), INC.

                                         By:  /s/ H. Don Teague
                                             ---------------------------
                                              H. Don Teague
                                              Executive Vice President,
                                                General Counsel and
                                                Secretary


                                             ICG HOLDINGS, INC.


                                         By:  /s/ H. Don Teague
                                             ---------------------------
                                             H. Don Teague
                                             Executive Vice President,
                                               General Counsel and
                                               Secretary

                                 EXHIBIT INDEX


            Exhibit         Description
            -------         -----------

             99.1           Press release, dated November 4, 1998

FOR IMMEDIATE RELEASE
For more information, contact:
Heathere Evans                            Steve Smith
Public Relations Manager                  Director of Investor Relations
303 414-5388                              303 414-5350
heathere_evans@icgcomm.com                investor_relations@icgcomm.com


          ICG Communications, Inc. Reports Third Quarter 1998 Results:
                      Positive EBITDA for Telecom Services
              Consolidated EBITDA Deficit Narrowed to $3.6 Million
           42 Percent Telecom Services' Gross Margin to Revenue Ratio
                   53,525 New Local Dial Tone Lines In Service

ENGLEWOOD, CO. (Nov. 4, 1998) - ICG Communications, Inc. (Nasdaq: ICGX) ("ICG") today reported that its Telecom Services business segment generated $681,000 of positive EBITDA (earnings before interest, taxes, depreciation and amortization, and before nonrecurring charges) for the third quarter of 1998. The company also reported that its consolidated EBITDA deficit narrowed to $3.6 million for the three months ended September 30, 1998, compared to an EBITDA deficit of $31.2 million recorded for same period in 1997. Total consolidated revenue for the three months ended September 30, 1998 was $106.5 million, compared to $60.6 million reported for the third quarter of 1997.

"Telecom Services achieved a significant milestone by reaching positive EBITDA for the third quarter," said J. Shelby Bryan, ICG's president and chief executive officer. "Delivering high margin competitive telecommunications services to small and medium-sized business customers is fundamental to ICG's strategy. I am confident that the continued execution of this strategy will translate into positive EBITDA for the fourth quarter of 1998, and throughout 1999."

ICG's continued EBITDA improvement is primarily related to increases in local dial tone lines in service. At September 30, 1998, ICG had 290,983 local dial tone lines in service, an increase of 53,525 lines compared to June 30, 1998. Ninety-eight percent of the lines installed during the third quarter of 1998 were "on-switch." ICG also reported that it sold 55,792 dial tone lines for the three months ended September 30, 1998.
                                    - more -

                                             ICG NETCOM 3rd Quarter 1998 Results
                                                                      Page - 2 -

Telecom Services' revenue for the quarter ended September 30, 1998, was $82.6 million, compared to $36.5 million for the three months ended September 30, 1997, a 126 percent increase. Telecom Services had gross operating margins of $34.4 million for the third quarter of 1998, which was 42 percent of this business unit's total revenue.

   Telecom Services:
   ($ in millions)
---------------------------- ---------------- --------------- --------------- ---------------- -------------- ---------------
   Three months ended                9/30/98         6/30/98         3/31/98       12/31/97        9/30/97         6/30/97
---------------------------- ---------------- --------------- --------------- ---------------- -------------- ---------------
   Revenue                         $82.6            $64.2              58.5          47.7            36.5           34.4
   Operating costs                 (48.2)           (43.3)            (45.7)        (43.2)          (35.2)         (35.0)
---------------------------- ---------------- --------------- --------------- ---------------- -------------- ---------------
   Gross margin                     34.4            20.9              12.8            4.5            1.3           (0.6)
               % of revenue           42%             33%                22%           9%              4%            (2%)
   Lines in service                  290,983         237,458         186,156         141,035*         50,551        20,108
---------------------------- ---------------- --------------- --------------- ---------------- -------------- ---------------
                                                                                     * Includes 48,256 lines acquired.


Revenue Components:
Telecom Services' local services revenue for the three months ended September 30, 1998, was $44.1 million, an increase of $41.0 million compared to $3.1 million recorded for the same period in 1997, and compared to $29.5 million recorded for the prior quarter. Long distance revenue for the quarter ended September 30, 1998 was $6.7 million, an increase of $0.9 million compared to $5.8 million recorded in the second quarter of 1998. There is no comparable long distance revenue in 1997, as the company had not launched this service in the corresponding quarter last year. Special access service (dedicated transport) revenue was $20.2 million for the quarter ended September 30, 1998, an increase of $5.9 million over the same period last year.

Telecom Services' local, long distance, and special access revenue combined, were $71.0 million for the current quarter, compared to $17.4 million for the same period last year for a $53.6 million increase. On a sequential basis this combination of core Telecom revenue increased $18.2 million from $52.8 million for the three months ended June 30, 1998, a 34 percent increase.


                                    - more -

                                             ICG NETCOM 3rd Quarter 1998 Results
                                                                      Page - 3 -

Switched terminating (terminating long distance) access revenue was $11.6 million for the three months ended September 30, 1998, compared to $19.1 million for the corresponding period in 1997. When compared sequentially to the second quarter of 1998, switched terminating access revenue was relatively flat, compared to $11.4 million reported for the three months ended June 30, 1998. The company anticipates reductions in revenue from switched terminating access due to initiatives to raise prices and free up switch port capacity for higher margin dial tone services.


Telecom Services Revenue Components
($ in millions)
--------------------------------------- ---------------- ------------- -------------- ---------------
Three months ended                              9/30/98       9/30/97    $ (CHANGE)     % (CHANGE)
--------------------------------------- ---------------- ------------- -------------- ---------------
Local                                             $44.1           3.1      $41.0          1,323%
--------------------------------------- ---------------- ------------- --------------
Long distance                                       6.7            --        6.7            NA
--------------------------------------- ---------------- ------------- --------------
Special access                                     20.2          14.3        5.9            41%
--------------------------------------- ---------------- ------------- --------------
  Core Telecom revenue                             71.0          17.4       53.6           308%
--------------------------------------- ---------------- ------------- --------------
Switched terminating access                        11.6          19.1       (7.5)          (39%)
--------------------------------------- ---------------- ------------- --------------
  Total Telecom revenue                            82.6          36.5       46.1           126%
--------------------------------------- ---------------- ------------- -------------- ---------------




ICG's Network Services' revenue was $14.6 million for the third quarter of 1998, compared to $16.4 million reported for the same quarter last year. The company's Satellite Services business generated revenue of $9.4 million for the three months ended September 30, 1998, compared to $7.6 million reported for the third quarter last year. Satellite Services' MarineSat Communications, Inc. (mobile satellite communications) was recently sold and the company expects the sale of Nova-Net Communications, Inc. (VSAT) to close during the fourth quarter of 1998.


                                    - more -

                                                  ICG NETCOM 3rd Quarter Results
                                                                      Page - 4 -

Total Operating Costs and SG&A Expenses:
Total operating costs for the quarter ended September 30, 1998 were $64.7 million, compared to $52.6 million recorded for the corresponding quarter last year. The increase in these costs was primarily attributable to the increase in local services and the addition of network operating costs.

Selling, general and administrative ("SG&A") expenses for the three months ended September 30, 1998 were $45.4 million, compared to $39.2 million reported for the same three-month period in 1997. As a percentage of total revenue, the company's SG&A expenses for the current reported quarter were 43 percent, compared to 50 percent for the prior quarter, and 65 percent for the third quarter of 1997. ICG anticipates that this relationship of total SG&A expenses to total revenue will continue to improve.

Discontinued Operations:
The company's "800/888/900" inbound service bureau business (Zycom) announced plans to wind down and ultimately discontinue operations, primarily due to the loss of a major customer. For the current quarter, Zycom generated a net loss of $1.5 million, compared to a net loss of $0.7 million for the three months ended September 30, 1997.

During the third quarter, the company took steps to become better focused on its core business strategy - delivering a wide range of competitive telecommunications solutions to small and medium-sized business end users. The company has initiated plans to discontinue certain operations not associated with this strategy.

Today, ICG is announcing plans to dispose of Netcom's businesses and non-core assets which will not be used in future Telecom operations. The company's plan of disposal consists of the sale of these businesses and assets to one or more third parties in one or more transactions over the next twelve months. ICG expects to record a gain on the sale, and has commenced an active plan to locate a buyer.

                                    - more -

                                             ICG NETCOM 3rd Quarter 1998 Results
                                                                      Page - 5 -

Netcom's total revenue increased $0.4 million to $40.8 million, compared to $40.4 million posted for the second quarter of 1998. This marked Netcom's first sequential revenue increase in 1998. Netcom generated a net loss of $13.9 million for the three months ended September 30, 1998, compared to a net loss of $6.8 million for the third quarter of 1997, and a net loss of $10.6 million for the prior quarter (second quarter 1998).

At the end of the third quarter 1998, Netcom provided Internet services to 501,631 subscribers, compared to 511,806 subscribers at the end of the second quarter of 1998. The decline in dial-up subscribers accounted for this reduction. During the third quarter Netcom began marketing initiatives intended to stabilize and then grow its dial-up customer base. The second-to-third quarter (1998) sequential rate of dial-up subscriber reductions improved to 3 percent, compared to a 4 percent first-to-second quarter sequential dial-up subscriber decline.

In accordance with Generally Accepted Accounting Principles ("GAAP"), ICG has reclassified its financial statements to present the operations of Zycom and Netcom as discontinued for all historical periods.

Net Losses:
Loss from discontinued operations, including an accrual of $1.2 million for the estimated loss on disposal of Zycom, was $16.6 million for the three months ended September 30, 1998, compared to a net loss of $7.5 million for the corresponding period in 1997.

Depreciation and amortization for the three months ended September 30, 1998 was $24.9 million, an increase of $11.4 million compared to the same period in 1997. The increase in depreciation and amortization expense is primarily attributable to increased capital expenditures. Interest expense and interest income for the three months ended September 30, 1998 were $46.0 million and $8.2 million, respectively, compared to $28.8 million and $5.4 million for the same period last year. Minority interest and preferred dividends were $14.0 million for the three months ended September 30, 1998, compared to $10.1 million recorded in the third quarter of 1997.
                                    - more -

                                             ICG NETCOM 3rd Quarter 1998 Results
                                                                      Page - 6 -

ICG reported a net loss of $96.7 million for the three months ended September 30, 1998, compared to a net loss of $86.9 million recorded for the corresponding period in 1997. The company's loss from continuing operations was $80.1 million for the current quarter, compared to a $79.4 million loss recorded for the third quarter of 1997. Net loss per share for the quarters ended September 30, 1998 and 1997 was $2.12 and $2.05, respectively. Net loss per share from continuing operations for the third quarter of 1998 was $1.76, compared to $1.87 for the corresponding period in 1997.

Resources and Capital Expenditures:
ICG had $470.4 million in cash, cash equivalents and short-term investments at September 30, 1998. The company also had $18.9 million of restricted cash at September 30, 1998. The company's capital expenditures of continuing operations for the three months and nine months ended September 30, 1998 were $107.1 million and $260.0 million, respectively. Total capital expenditures (including discontinued operations) for the three months and nine months ended September 30, 1998, were $112.1 million and $280.3 million, respectively.

Operations:
At September 30, 1998, the company was co-located in 47 central ILEC offices, compared to 32 central offices at the end of 1997. At September 30, 1998, ICG had 3,995 operational fiber route miles (with another 406 miles under construction), compared to 3,043 miles at December 31, 1997. ICG had 36 operational switches at the end of the third quarter of 1998, of which 21 were voice switches and 15 were data switches. The company also increased its buildings connected, reaching 4,901 buildings at the end of the current quarter, compared to 2,321 buildings at December 31, 1997.

About ICG Netcom:
ICG Netcom is the brand name for products and services from ICG Communications, Inc. (NASDAQ: ICGX) and ICG's subsidiary, NETCOM On-Line Communication Services, Inc. The combined entity is a leading integrated communications provider (ICP) offering high-quality
                                    - more -

                                             ICG NETCOM 3rd Quarter 1998 Results
                                                                      Page - 7 -

telecommunications services. Headquartered in Englewood, CO., ICG has extensive switched fiber-optic networks and offers local, long distance and enhanced telephony and data services in its primary markets: California, Ohio, Colorado, its southeastern markets (Louisville, KY; Nashville, TN; Birmingham, AL; Charlotte, NC; and Atlanta, GA); and, in Texas through its strategic alliance with CSW/ICG ChoiceCom L. P. which the company recently announced an agreement to purchase 100 percent of the partnership's interest in San Antonio, Dallas, Austin, Houston and Corpus Christi. At September 30, 1998, ICG had 3,251 full time employees.

                                       ###

Information and statements contained in this press release contain, expressed or implied, forward-looking disclosures that are based on the beliefs of management as well as assumptions made based on information currently available to management. These forward-looking statements and information involve risks and uncertainty, including, but not limited to, future demand for the company's services, general economic conditions, government regulations, competition and customer strategies, capital deployment, the impact of pricing and other risks and uncertainties. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. These risks are detailed from time to time in various reports filed by ICG with the SEC, including Form 10-K filed by ICG for the fiscal year ended December 31, 1997, Forms 10-Q filed for the quarters ended March 31 and June 30, 1998, and Form 10-Q to be filed for the current quarter ended September 30, 1998.


Attachments:      Key Operating Statistics

                  Consolidated Statements of Operations

                  Consolidated Balance Sheet

                                             ICG NETCOM 3rd Quarter 1998 Results
                                                                      Page - 8 -







                            Key Operating Statistics

---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
                           As of,     Sept 30,         June 30,       March 31,     Dec. 31,      Sept 30,      June 30,
Telecom Services                        1998             1998           1998          1997          1997          1997
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
Dial tone lines in service             290,983        237,458         186,156       141,035        50,551        20,108
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
Fiber route miles
   Operational                           3,995          3,812           3,194         3,043         3,021         2,898
   Under construction                      406             --              --            --            --            --
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
Fiber strand miles
   Operational                         127,756        124,642         118,074       111,435       109,510       101,788
   Under construction                   13,930             --              --            --            --            --
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
Wireless miles                             415            511             511           511           511           511
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
Buildings connected *
  On network                               684            665             637           596           590           560
  Hybrid                                 4,217          3,733           3,294         1,725         1,726         1,704
                                   --------------- -------------- --------------- ------------- ------------- -------------
   Total buildings connected             4,901          4,398           3,931         2,321         2,316         2,264
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
Customer circuits in service(VGEs)   1,331,510      1,250,479       1,171,801     1,111,697     1,006,916       917,656
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
Switches
   Voice                                    21             20              20            19            18            17
   Data                                     15             15              15            15            15            15
                                   --------------- -------------- --------------- ------------- ------------- -------------
     Total switches                         36             35              35            34            33            32
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
Switched minutes of use                    513            516             639           660           788           742
    (MOU) (in millions)**
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------

Internet Services
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
 Web hosting/dedicated subs             23,089         18,638          14,976        12,275        10,630         9,070
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
 Ave. mo.  revenue per sub              $26.52          25.87           25.12         25.01         24.24         23.95
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------

Satellite Services
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
VSATs                                      966            928             921           957           934           895
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------
C-Band installations                        69             66              59            57            54            57
---------------------------------- --------------- -------------- --------------- ------------- ------------- -------------

* Beginning in the first quarter of 1998, buildings connected represents both dial tone and special access connectivity.

**   Based on three-month periods.

                                             ICG Netcom 3rd Quarter 1998 Results
                                                                       Page -9-
                                              11/14/98 Press release attachment

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
($ in thousands except per share data)

                                  Year-over-year comparison
                              ---------------------------------

                               THREE MONTHS ENDED,
                              --------------------
Revenue                       30-Sep-98   30-Sep-97   % Change
                               --------   ---------  ----------
  Telecom services
    Local services            $ 44,068       3,125       1310%
    Long distance                6,675           -          NA
    Special access              20,213      14,355         41%
    Switched terminating
      access                    11,611      19,063        (39%)
                               -------     -------
  Total Telecom services        82,567      36,543        126%

  Network services (FOTI)       14,550      16,432        (11%)
  Satellite services             9,350       7,640         22%
                               -------     -------
    Total revenue              106,467      60,615         76%

Operating costs
  Telecom services             (48,145)    (35,215)        37%
  Network services (FOTI)      (12,177)    (13,151)        (7%)
  Satellite services            (4,358)     (4,236)         3%
                               -------     -------
    Total operating costs      (64,680)    (52,602)        23%

Selling, general and
  administrative               (45,435)    (39,187)        16%
                               -------     -------
    EBITDA (before
      nonrecurring charges)     (3,648)    (31,174)       (88%)

Depreciation and amortization  (24,883)    (13,517)        84%
Net gain (loss) on disposal
  of long-lived assets             814      (1,354)      (160%)
Restructuring costs                  -           -          NA
                               -------     -------
    Operating loss             (27,717)    (46,045)       (40%)

Interest expense               (45,982)    (28,834)        59%
Interest income                  8,196       5,382         52%
Other, net                        (547)        237       (331%)
                               -------     -------
Loss from continuing
  operations before income
  taxes and minority interest  (66,050)    (69,260)        (5%)

Income tax expense                 (45)          -          NA
Minority interest &
  preferred dividends on
  preferred securities of
  subsidiaries                 (13,987)    (10,112)        38%
                               -------     -------
Loss from continuing
  operations                   (80,082)    (79,372)         1%

Loss from discontinued
  operations                   (16,582)     (7,502)       121%
                               -------     -------
Net loss                       (96,664)    (86,874)        11%
                               =======     =======
Net loss per share from
  continuing operations
  - basic and diluted            (1.76)     (1.87)         (6%)
                               =======    ========
Net loss per share
  - basic and diluted            (2.12)     (2.05)          3%
                               =======    ========
Weighted average number of
  shares outstanding - basic
  and diluted                   45,588      42,359

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
($ in thousands except per share data)

                                Sequential quarter comparison
                              ---------------------------------

                               THREE MONTHS ENDED,
                              --------------------
Revenue                       30-Sep-98   30-Jun-98   % Change
                               --------   ---------  ----------
  Telecom services
    Local services            $ 44,068      29,507         49%
    Long Distance                6,675       5,761         16%
    Special access              20,213      17,543         15%
    Switched terminating
      access                    11,611      11,404          2%
                               -------     -------
  Total Telecom services        82,567      64,215         29%

  Network services (FOTI)       14,550      14,759         (1%)
  Satellite services             9,350      11,683        (20%)
                               -------     -------
    Total revenue              106,467      90,657         17%

Operating costs
  Telecom services             (48,145)    (43,310)        11%
  Network services (FOTI)      (12,177)    (12,590)        (3%)
  Satellite services            (4,358)     (5,869)       (26%)
                               -------     -------
    Total operating costs      (64,680)    (61,769)         5%

Selling, general and
  administrative               (45,435)    (45,156)         1%
                               -------     -------
    EBITDA (before
      nonrecurring charges)     (3,648)    (16,268)       (78%)

Depreciation and amortization  (24,883)    (22,835)         9%
Net gain (loss) on disposal
  of long-lived assets             814           7      11529%
Restructuring costs                  -        (553)      (100%)
                               -------     -------
    Operating loss             (27,717)    (39,649)       (30%)

Interest expense               (45,982)    (41,521)        11%
Interest income                  8,196       8,490         (3%)
Other, net                        (547)     (3,160)       (83%)
                               -------     -------
Loss from continuing
  operations before income
  taxes and minority interest  (66,050)    (75,840)       (13%)

Income tax expense                 (45)          -          NA
Minority interest &
  preferred dividends on
  preferred securities of
  subsidiaries                 (13,987)    (13,595)         3%
                               -------     -------
Loss from continuing
  operations                   (80,082)    (89,435)       (10%)

Loss from discontinued
  operations                   (16,582)    (11,401)        45%
                               -------     -------
Net loss                       (96,664)   (100,836)        (4%)
                               =======     =======
Net loss per share from
  continuing operations
  - basic and diluted            (1.76)     (1.99)        (12%)
                               =======    ========
Net loss per share
  - basic and diluted            (2.12)     (2.25)         (6%)
                               =======    ========
Weighted average number of
  shares outstanding - basic
  and diluted                   45,588      44,865

                                             ICG Netcom 3rd Quarter 1998 Results
                                                                       Page -10-
                                               11/4/98 Press release attachment

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
($ in thousands except per share data)


                               NINE MONTHS ENDED,
                              --------------------
Revenue                       30-Sep-98   30-Sep-97   % Change
                               --------   ---------  ----------
  Telecom services
    Local services            $ 96,637       4,295       2150%
    Long Distance               17,534           -          NA
    Special access              53,883      39,935         35%
    Switched terminating
      access                    37,215      57,407        (35%)
                               -------     -------
  Total Telecom services       205,269     101,637        102%

  Network services (FOTI)       40,740      50,059        (19%)
  Satellite services            29,982      22,306         34%
                               -------     -------
    Total revenue              275,991     174,002         59%

Operating costs
  Telecom services            (137,113)   (104,135)        32%
  Network services (FOTI)      (35,632)    (40,569)       (12%)
  Satellite services           (15,219)    (12,189)        25%
                               -------     -------
    Total operating costs     (187,964)   (156,893)        20%

Selling, general and
  administrative              (132,917)   (110,183)        21%
                               -------     -------
    EBITDA (before
      nonrecurring charges)    (44,890)    (93,074)       (52%)

Depreciation and amortization  (61,321)    (37,198)        65%
Net gain (loss) on disposal
  of long-lived assets             316      (1,035)      (131%)
Restructuring costs               (553)          -          NA
                               -------     -------
    Operating loss            (106,448)    (131,307)       (19%)

Interest expense              (121,974)    (82,290)        48%
Interest income                 22,188      17,284         28%
Other, net                      (4,028)        (36)     11089%
                               -------     -------
Loss from continuing
  operations before income
  taxes and minority interest (210,262)    (196,349)        7%

Income tax expense                 (45)          -          NA
Minority interest &
  preferred dividends on
  preferred securities of
  subsidiaries                 (40,774)    (24,981)        63%
                               -------     -------
Loss from continuing
  operations                  (251,081)   (221,330)        13%

Loss from discontinued
  operations                   (48,174)    (28,285)        70%
                               -------     -------
Net loss                      (299,255)   (249,615)        20%
                               =======     =======
Net loss per share from
  continuing operations
  - basic and diluted            (5.59)     (5.25)         6%
                               =======    ========
Net loss per share
  - basic and diluted            (6.66)     (5.92)        13%
                               =======    ========
Weighted average number of
  shares outstanding - basic
  and diluted                   44,922      42,159

                                            ICG Netcom 3rd Quarter 1998 Results
                                                                      Page -11-
                                               11/4/98 Press release attachment


CONSOLIDATED BALANCE SHEETS (unaudited)
($ in thousands)


                                             SEPTEMBER 30,    DECEMBER 31,
           ASSETS                                1998            1997
           ------------                       ----------     ------------
             Cash, cash equivalents and      $   470,418        294,483
              short-term investments
             Receivables, net                    125,017         81,118

             Property and equipment              963,649        736,700
              Accumulated depreciation          (158,993)      (105,584)
                                              ----------     ----------
                Net property and equipment       804,656        631,116


             Goodwill, net                       109,960         77,562
             Deferred financing costs, net        37,374         23,196
             Restricted cash                      18,889         24,649
             Deposits and other assets, net       59,589         40,254
             Net assets of discontinued
               operations held for sale           78,254         76,092
                                              ----------     ----------
                Total assets                   1,704,157      1,248,470
                                              ==========     ==========


           LIABILITIES AND STOCKHOLDERS'
            DEFICIT:
           -------------------------------

             Accounts payable and accrued
              liabilities                    $   152,011        120,354
             Capital leases                       64,903         72,576
             Debt                              1,553,144        892,352
                                              ----------     ----------
                Total liabilities              1,770,058      1,085,282
                                              ----------     ----------
             Redeemable preferred
              securities of subsidiaries         454,192        420,171

             Stockholders' deficit:
              Common stock                           596            749
              Additional paid-in capital         570,033        533,541
              Accumulated deficit             (1,090,672)      (791,417)
              Accumulated other
               comprehensive income (loss)           (50)           144
                                              ----------     ----------
                Total stockholders' deficit     (520,093)      (256,983)
                                              ----------     ----------

                     Total liabilities and
                      stockholders' deficit  $ 1,704,157      1,248,470
                                              ==========     ==========